UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

  On May 12, 2014, Jeffrey P. Wood, who serves as Senior Vice President, Chief Financial Officer and Treasurer of Eagle Rock Energy G&P, LLC (the “Company”), which is the general partner of the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”), tendered his resignation, effective at the close of business on May 30, 2014.

In connection with the resignation of Mr. Wood, the Board of Directors of the Company has appointed Mr. Robert Haines as Chief Financial Officer and Treasurer on an interim basis until a permanent replacement is appointed.  The appointment of Mr. Haines is effective at the close of business on May 30, 2014.  Mr. Haines currently holds the title Vice President - Upstream Controller, and following the appointment will hold the titles of Vice President, Chief Financial Officer and Treasurer.

Mr. Haines, age 55, has served as Vice President - Upstream Controller of the Company since January 29, 2010. From May, 2008 to November, 2009, Mr. Haines served as the Chief Financial Officer of Beryl Oil & Gas LP, an oil and gas exploration and production company.  From May 2004 to November, 2007, Mr. Haines served as Manager of Planning and Budgets for Pogo Producing Company, an oil and gas production company. Mr. Haines holds a degree in Business Administration from Illinois State University, and is a Certified Public Accountant. Mr. Haines has no family relationship with any director or executive officer of the Company.

Haines Compensatory Arrangements

In connection with Mr. Haines’ appointment, the Board has approved the following changes to Mr. Haines’ compensation:

•	An increase to Mr. Haines’ base salary to $285,000 annually, effective May 30, 2014; and

•	An increase to Mr. Haines’ Target Bonus Percentage to 75%, as such term is defined in the Eagle Rock Energy G&P, LLC 2014 Short Term Incentive Bonus Plan (the “Plan”), effective May 30, 2014.

The Plan was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on February 28, 2014 and is incorporated by reference herein.

In addition, the Board authorized the Company to issue Mr. Haines an equity grant of 75,000 restricted common units (the “Restricted Units”) on May 30, 2014, and enter into a related Restricted Unit Award Agreement in connection with the grant of the Restricted Units.  The form of Restricted Unit Award Agreement is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on September 30, 2010, and is incorporated by reference herein. The Restricted Units will vest in equal installments over a three year period (on May 15th of each of 2015, 2016 and 2017), all subject to the terms and restrictions of the Restricted Unit Award Agreement.

Also in connection with Mr. Haines’ appointment, the Partnership intends to enter into a Supplemental Indemnification Agreement (the “Indemnification Agreement”) with Mr. Haines in substantially the form filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on December 30, 2009, which form is incorporated by reference herein.  The Indemnification Agreement provides for indemnification coverage if a person serving the Partnership or the Company, at the request of the Company (the “Indemnitee”), becomes involved in litigation proceedings. The Indemnitee may request advancement of expenses upon delivery of an undertaking to the Company that the Indemnitee will reimburse the Company for the expenses if it is determined that the Indemnitee is not entitled to the expenses. The Indemnitee also may request that independent counsel determine whether the Indemnitee is entitled to indemnification. If not requested, the disinterested Board members will make the determination of entitlement, or the Board will appoint independent counsel. The Indemnitee is entitled to indemnification to the fullest extent of the applicable Delaware law unless the Indemnitee’s conduct was knowingly fraudulent, not in good faith or constituted willful misconduct, or, in the case of a criminal matter, was knowingly unlawful or was otherwise covered by insurance payments. Although the indemnification obligations of the Partnership under the Supplemental Indemnification Agreements are intended to be supplemental to the indemnification provided under the Second Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”), the general indemnification standard is substantively no different than that provided under the Partnership Agreement.

Boettcher Compensatory Arrangements

On May 13, 2014, the Board approved the grant of a conditional retention bonus to Charles C. Boettcher, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company, in the amount of $200,000 (the “Retention Bonus”). The Retention Bonus will become payable on December 31, 2014, provided that either (i) Mr. Boettcher remains employed by the Company on such date, (ii) Mr. Boettcher is terminated prior to December 31, 2014 by the Company other than for Cause or (iii) Mr. Boettcher terminates his employment with the Company for Good Reason prior to December 31, 2014 (as such capitalized terms are defined in the Executive Change of Control Agreement dated July 28, 2010 between the Company and Boettcher, a form of which is filed as Exhibit 10.2 to the registrant's Current Report on Form 8-K filed on July 28, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: May 15, 2014	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel